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                                                                    EXHIBIT 99.5


                                    AGREEMENT

      Agreement, dated June 20, 2001. Each of Grupo Grifols, S.A., Instituto Grifols, S.A. and SI Merger Corp. agree to the filing of a single statement on
Schedule 13D on behalf of each of them in respect of the common stock of SeraCare, Inc. beneficially owned by them.

      IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written.


                                     GRUPO GRIFOLS, S.A.


                                     By:   /s/ Victor Grifols Roura
                                           ------------------------
                                           Victor Grifols Roura
                                           Chief Executive Officer

                                     INSTITUTO GRIFOLS, S.A.


                                     By:   /s/ Victor Grifols Roura
                                           ------------------------
                                           Victor Grifols Roura
                                           Chief Executive Officer

                                     SI MERGER CORP.


                                     By:   /s/ Victor Grifols Roura
                                           ------------------------
                                           Victor Grifols Roura
                                           President